Exhibit 99.5

Phillips 66 Partners LP

Unaudited Pro Forma Consolidated Financial Statements

Introduction

Set forth below are the unaudited pro forma consolidated statement of income for the year ended December 31, 2014, and the unaudited pro forma consolidated balance sheet as of December 31, 2014 (together with the notes to unaudited pro forma consolidated financial statements, the “pro forma financial statements”), of Phillips 66 Partners LP. Unless otherwise stated or the context otherwise indicates, all references to “Phillips 66 Partners,” “the Partnership,” “us,” “our,” “we,” or similar expressions refer to the legal entity Phillips 66 Partners LP, including its consolidated subsidiaries. The pro forma financial statements have been prepared based on certain pro forma adjustments to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 13, 2015, and should be read in conjunction with such historical consolidated financial statements, including the related financial statement notes. The pro forma financial statements have been prepared in accordance with Article 11 of the SEC’s Regulation S-X.

On February 13, 2015, we entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with Phillips 66 Partners GP LLC, our general partner, Phillips 66 Company and Phillips 66 Pipeline LLC, all of which are, directly or indirectly, wholly owned subsidiaries of Phillips 66. Pursuant to the terms of the Contribution Agreement, we agreed to acquire, on or about March 2, 2015, Phillips 66’s indirectly held 33.3 percent ownership interest in each of two separate Delaware limited liability companies, DCP Sand Hills Pipeline, LLC (the “Sand Hills Investment”) and DCP Southern Hills Pipeline, LLC (the “Southern Hills Investment”), and Phillips 66’s indirectly held 19.46 percent ownership interest in a Delaware corporation, Explorer Pipeline Company (the “Explorer Investment” and, together with the Sand Hills Investment and the Southern Hills Investment, the “Acquired Equity-Method Investments”) (the “Acquisition”).

The total consideration for the Acquisition will be $1,010 million, including $880 million in cash, and common units and general partner units totaling 1,726,914 units in the aggregate, with a fair value of $130 million. The pro forma financial statements assume the issuance of 1,588,453 common units of the Partnership to Phillips 66 Company and the issuance of 138,461 general partner units of the Partnership to our general partner. The actual allocation of units will be determined at the closing of the Acquisition, with the number of general partner units issued being that number required for the general partner to maintain its 2 percent general partner interest in the Partnership. We plan to fund the cash portion of the total consideration, along with associated offering and transaction costs, with the issuance of a combination of public equity (common units) and public debt. The pro forma financial statements assume that the public offerings will consist of a $400 million equity offering and a $499.2 million debt offering. The actual ratio of equity and debt that will be used to finance the cash portion of the total consideration may be different than the assumed ratio. In connection with the Acquisition, the Partnership will enter into a third amendment to the omnibus agreement with Phillips 66 Company.

The Acquired Equity-Method Investments are as follows:

•	Sand Hills Investment. DCP Sand Hills Pipeline, LLC owns a 720-mile natural gas liquids (“NGL”) pipeline extending from the plants in the Permian and Eagle Ford basins to facilities along the Texas Gulf Coast and the Mont Belvieu, Texas, market hub, with a current capacity of 200,000 barrels per day (“BPD”). DCP Sand Hills Pipeline, LLC is operated by DCP Midstream, LLC, which is 50 percent owned indirectly by Phillips 66.

•	Southern Hills Investment. DCP Southern Hills Pipeline, LLC owns an 800-mile NGL pipeline extending from the Midcontinent region to the Mont Belvieu, Texas, market hub, with a current capacity of 175,000 BPD. DCP Southern Hills Pipeline, LLC is also operated by DCP Midstream, LLC.

•	Explorer Investment. Explorer Pipeline Company owns and operates a 1,830-mile refined products pipeline extending from the Texas Gulf Coast to the Indiana, with a current capacity of 660,000 BPD. The Explorer pipeline connects to the Partnership’s Pasadena Terminal, Phillips 66’s Ponca City Refinery and Phillips 66’s jointly owned Wood River Refinery.

The Acquired Equity-Method Investments will be recorded by the Partnership at Phillips 66’s historical cost, as the Acquisition is between entities under common control. The pro forma adjustments are based on currently available information and certain estimates and assumptions; actual adjustments may differ from the pro forma adjustments. However, our management believes the assumptions are reasonable for presenting the significant effects of the transactions, and that the pro forma adjustments give appropriate effect to those assumptions, are factually supportable, and are properly applied in the pro forma financial statements.

The unaudited pro forma consolidated balance sheet as of December 31, 2014, has been prepared as if the Acquisition had occurred on that date. The unaudited pro forma consolidated statement of income for the year ended December 31, 2014, has been prepared as if the Acquisition had occurred on January 1, 2014. The unaudited pro forma financial statements may not be indicative of the results that actually would have occurred if the Partnership had acquired the investments on the dates indicated, or the results that will be obtained in the future.

The pro forma financial statements give pro forma effect to the matters described in the accompanying notes, including:

•	The acquisition of the Sand Hills Investment, the Southern Hills Investment and the Explorer Investment, and the associated equity earnings of those investments.

•	The financing of the Acquisition and associated transaction and offering costs, which is assumed to consist of $400 million from an equity offering and $499.2 million from a debt offering. The actual ratio of equity and debt that will be used to finance the Acquisition may be different than the assumed ratio. If the percentage of the cash portion of the total consideration financed with debt were increased or decreased by 10 percent, the annual interest and debt expense in the unaudited pro forma consolidated statement of income would increase or decrease by $3.7 million, respectively, at an assumed annual interest rate of 3.97 percent.

Phillips 66 Partners LP

Unaudited Pro Forma Consolidated Statement of Income

	Millions of Dollars
	Year Ended December 31, 2014
	Phillips 66 Partners LP	Sand Hills	Southern Hills	Explorer	Acquisition Adjustments		Phillips 66 Partners LP Pro Forma
	(Audited)
Revenues
Transportation and terminaling services—related parties	$222.9	—	—	—	—		$222.9
Transportation and terminaling services—third parties	6.1	—	—	—	—		6.1
Equity in earnings of affiliates	—	27.4	17.9	11.2	—	(a)(b)(c)	56.5
Other income	0.1	—	—	—	—		0.1

Total revenues and other income	229.1	27.4	17.9	11.2			285.6

Costs and Expenses
Operating and maintenance expenses	52.5	—	—	—	—		52.5
Depreciation	16.2	—	—	—	—		16.2
General and administrative expenses	25.6	—	—	—	1.0	(f)	26.6
Taxes other than income taxes	4.2	—	—	—	—		4.2
Interest and debt expense	5.3	—	—	—	20.3	(e)	25.6
Other expenses	0.1	—	—	—	—		0.1

Total costs and expenses	103.9	—	—	—	21.3		125.2

Income before income taxes	125.2	27.4	17.9	11.2	(21.3)		160.4
Provision for income taxes	0.8	—	—	—	0.1	(g)	0.9

Net Income	124.4	27.4	17.9	11.2	(21.4)		159.5
Less: Net income attributable to predecessors	8.4	—	—	—	—		8.4

Net income attributable to the Partnership	116.0	27.4	17.9	11.2	(21.4)		151.1
Less: General partner’s interest in net income attributable to the Partnership	8.3	0.5	0.4	0.2	(0.4)		9.0

Limited partners’ interest in net income attributable to the Partnership	$107.7	26.9	17.5	11.0	(21.0)		$142.1

Net Income Attributable to the Partnership Per Limited Partner Unit—Basic and Diluted (dollars)
Common units	$1.48						1.70
Subordinated units—Phillips 66	1.45						1.86

Average Limited Partner Units Outstanding —Basic and Diluted (thousands)
Common units—public	18,889	—	—	—	5,196	(j)	24,085
Common units—Phillips 66	19,380	—	—	—	1,588	(i)	20,968
Subordinated units—Phillips 66	35,217	—	—	—	—		35,217

See notes to unaudited pro forma consolidated financial statements.

Phillips 66 Partners LP

Unaudited Pro Forma Consolidated Balance Sheet

	Millions of Dollars
	December 31, 2014
	Phillips 66 Partners LP	Sand Hills	Southern Hills	Explorer	Acquisition Adjustments		Phillips 66 Partners LP Pro Forma
	(Audited)
Assets
Cash and cash equivalents	$8.3	—	—	—	—	(h)	$8.3
Accounts receivable—related parties	21.5	—	—	—	—		21.5
Accounts receivable—third parties	1.5	—	—	—	—		1.5
Materials and supplies	2.2	—	—	—	—		2.2
Other current assets	2.7	—	—	—	0.5	(d)	3.2

Total Current Assets	36.2	—	—	—	0.5		36.7
Net properties, plants and equipment	485.1	—	—	—	—		485.1
Equity-method investments	—	403.6	225.6	109.2	—	(a)(b)(c)	738.4
Goodwill	2.5	—	—	—	—		2.5
Intangibles	8.4	—	—	—	—		8.4
Deferred rentals—related parties	5.9	—	—	—	—		5.9
Deferred tax assets	0.5	—	—	—	—		0.5
Other assets	0.9	—	—	—	5.0	(d)	5.9

Total Assets	$539.5	403.6	225.6	109.2	5.5		$1,283.4

Liabilities
Accounts payable—related parties	$18.0	—	—	—	—		$18.0
Accounts payable—third parties	10.2	—	—	—	—		10.2
Accrued property and other taxes	2.7	—	—	—	—		2.7
Accrued interests	1.9	—	—	—	—		1.9
Deferred revenue—related parties	0.6	—	—	—	—		0.6
Other current liabilities	0.3	—	—	—	—		0.3

Total Current Liabilities	33.7	—	—	—	—		33.7
Notes payable—related parties	411.6	—	—	—	—		411.6
Long-term debt	18.0	—	—	—	499.2	(d)	517.2
Asset retirement obligations	3.5	—	—	—	—		3.5
Deferred income taxes	—	—	—	—	0.7	(g)	0.7
Other liabilities	0.5	—	—	—	—		0.5

Total Liabilities	467.3	—	—	—	499.9		967.2

Equity
Net investment—predecessors	—	403.6	225.6	110.5	(739.7)	(j)	—
Accumulated other comprehensive loss	—	—	—	(1.3)	—		(1.3)
Common unitholders—public	415.3	—	—	—	387.0	(j)	802.3
Common unitholder—Phillips 66	57.1	—	—	—	(0.3)	(i)(j)	56.8
Subordinated unitholder—Phillips 66	116.8	—	—	—	(0.4)	(j)	116.4
General partner—Phillips 66	(517.0)	—	—	—	(141.0)	(i)(j)	(658.0)

Total Equity	72.2	403.6	225.6	109.2	(494.4)		316.2

Total Liabilities and Equity	$539.5	403.6	225.6	109.2	5.5		$1,283.4

See notes to unaudited pro forma consolidated financial statements.

Phillips 66 Partners LP

Notes to Unaudited Pro Forma Consolidated Financial Statements

The unaudited pro forma consolidated financial statements present the impact of the Acquisition on our financial position and results of operations. The pro forma adjustments have been prepared as if the Acquisition occurred on December 31, 2014, in the case of the pro forma consolidated balance sheet, and on January 1, 2014, in the case of the pro forma consolidated statement of income.

The unaudited pro forma consolidated financial statements give pro forma effect to the matters described below:

(a)	Reflects the acquisition of the Sand Hills Investment at Phillips 66’s historical cost as of December 31, 2014, and the associated equity earnings from the Sand Hills Investment for the year ended December 31, 2014.

(b)	Reflects the acquisition of the Southern Hills Investment at Phillips 66’s historical cost as of December 31, 2014, and the associated equity earnings from the Southern Hills Investment for the year ended December 31, 2014.

(c)	Reflects the acquisition of the Explorer Investment at Phillips 66’s historical cost as of December 31, 2014, and the associated equity earnings from the Explorer Investment for the year ended December 31, 2014.

(d)	Reflects an assumed public debt offering of $499.2 million and the estimated expenses and costs associated with the debt offering of $5.5 million, including underwriter discounts, legal fees, accounting fees, and filing and printing fees. The current portion of the debt issuance costs of $0.5 million is included in “Other current assets” and the remaining $5.0 million is included in “Other assets” on the pro forma consolidated balance sheet.

(e)	Reflects estimated interest expense of $19.8 million associated with the public debt offering at an assumed annual interest rate of 3.97 percent and amortization of estimated debt issuance costs of $0.5 million. If the annual interest rate were increased or decreased by 0.125 percent, the estimated annual interest expense would increase or decrease by $0.6 million, respectively.

(f)	Reflects an increase of $1.0 million in “General and administrative expenses” associated with the incremental fees for certain administrative and operational support services to be provided to us by Phillips 66 in connection with the Acquired Equity-Method Investments, pursuant to the terms of a third amendment to the omnibus agreement with Phillips 66.

(g)	Reflects the estimated additional provision of $0.1 million for income taxes and estimated additional deferred income taxes of $0.7 million associated with the Acquisition.

(h)	Reflects adjustments to cash as follows:

Increases to cash:

•	Assumed gross proceeds from the public equity offering of $400.0 million from the issuance of 5,196,155 common units. For purposes of calculating the number of common units to be issued for the Acquisition, a unit price of $76.98 was used, which was the closing price of our common units on February 12, 2015.

•	Assumed proceeds received from the public debt offering of $499.2 million.

Decreases to cash:

•	Payment of estimated underwriter discounts of $12.0 million in connection with the public equity offering.

•	Payment of estimated offering costs of $0.7 million in connection with the public equity offering, including legal fees, accounting fees, and filing and printing fees.

•	Payment of estimated debt issuance costs of $5.5 million in connection with the public debt offering, including underwriter discounts, legal fees, accounting fees, and filing and printing fees.

•	Cash payment of $880.0 million to Phillips 66 as part of total consideration for the Acquisition.

•	Payment of estimated transaction costs of $1.0 million associated with the Acquisition, including legal and advisory fees, which are reflected as expense when incurred.

(i)	Reflects the issuance of 1,588,453 common units of the Partnership to Phillips 66 Company and 138,461 general partner units of the Partnership to our general partner. Because the cash payment exceeds the historical book value of the Acquired Equity-Method Investments, no value has been assigned to the common units and general partner units issued to Phillips 66 Company and our general partner, respectively.

(j)	Reflects the adjustments to equity as follows:

Increases to equity:

•	Assumed gross proceeds from the public equity offering of $400.0 million from the issuance of 5,196,155 common units, which are allocated to the common unitholders—public.

Decreases to equity:

•	Payment of estimated underwriter discounts and structuring fees of $12.0 million, which are allocated to the common unitholders—public.

•	Payment of estimated costs of $0.7 million associated with the public equity offering, including legal fees, accounting fees, and filing and printing fees, which are allocated to the common unitholders—public.

•	Payment of estimated transaction costs of $1.0 million associated with the Acquisition, including legal and advisory fees, which are allocated to the common and subordinated unitholders and general partner in accordance with their assumed respective ownership percentages at December 31, 2014.

•	Excess of cash acquisition price over the historical book value of the Acquired Equity-Method Investments, which is treated as a capital transaction with our general partner, similar to a dividend.

Pro Forma Net Income Per Limited Partner Unit

Net income per unit applicable to common units and to subordinated units is computed by dividing the respective limited partners’ interest in net income attributable to the Partnership by the weighted-average number of common units and subordinated units, respectively, outstanding for the period. Because we have more than one class of participating securities, we use the two-class method when calculating the net income per unit applicable to limited partners. The classes of participating securities include common units, subordinated units, general partner units, and incentive distribution rights. Cash distributions made to our unitholders are determined according to the actual distributions declared during the period. Basic and diluted net income per unit are the same because we do not have any potentially dilutive units outstanding for the period presented.

The pro forma basic and diluted net income per limited partner unit is determined by dividing the limited partners’ interests in pro forma net income attributable to the Partnership by the weighted-average number of common and subordinated units outstanding for the period. Because all newly issued common units and general partner units in connection with the Acquisition were assumed to have been outstanding for the entire period, the pro forma basic and diluted weighted-average number of common and subordinated units outstanding equals the actual weighted-average number of common and subordinated units outstanding for the year ended December 31, 2014, plus the 6,784,608 of assumed newly issued common units.